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                                                                    EXHIBIT 4.10

                                    Schedule

                  Information on seven substantially identical
                        Indemnity and Guaranty Agreements
                            dated as of June 20, 2001
             by Cornerstone Realty Income Trust, Inc. as Indemnitor
                 in favor of First Union National Bank as Lender


      (Seven additional documents are identical, except as set forth below, to the document included as Exhibit 4.2)

        Apartment Property                              Borrower                                          Principal Amount
        ------------------                              --------                                          ----------------
        Deerfield Apartments                            CRIT-NC IV, LLC                                         10,220,000
        Durham, North Carolina

        Meadow Creek Apartments                         CRIT-NC IV, LLC                                          9,590,000
        Pineville, North Carolina

        Pinnacle Ridge Apartments                       CRIT-NC IV, LLC                                          5,005,000
        Asheville, North Carolina

        Cottonwood Crossing Apartments                  CAC V Limited Partnership                                6,055,000
        Arlington, Texas

        Main Park Apartments                            CAC V Limited Partnership                                8,465,000
        Duncanville, Texas

        Paces Cove Apartments                           CAC V Limited Partnership                               11,165,000
        Dallas, Texas

        Wildwood Apartments                             CAC V Limited Partnership                                3,400,000
        Eucless, Texas